MARK IV INDUSTRIES, INC.

                   Prospectus Supplement dated March 27, 1998
                    to the Prospectus dated February 13, 1998



     The Selling Holders table contained on pages 16-18 of the Prospectus is hereby supplemented to include additional Selling Holders as indicated in the following table:

                            Aggregate Principal        Number of Shares of
                            Amount of Notes            Common Stock Issuable
Name of Selling             Owned and That May         Upon Conversion of
Holder                      be Sold                    Notes That May be Sold
Argent Classic Convertible
Arbitrage Fund L.P.            $1,000,000                      30,476

Argent Classic Convertible
Arbitrage Fund (Bermuda)
L.P.                            3,250,000                      99,047

Argent Convertible
Arbitrage Fund Ltd.               250,000                       7,619

Carrigaholt Capital
(Bermuda) L.P.                   1,000,000                      30,476

The Class 1C Company, Ltd.       2,000,000                      60,952

Highbridge Capital
Corporation                      9,000,000                     274,285

McMahan Securities
Company, L. P.                   1,550,000                      47,238

Nomura Securities
(Bermuda) Ltd                    2,500,000                      76,190

Pacific Innovation Trust
Capital Income Fund                 50,000                       1,523